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Rise Gold to Participate in Precious Metal Summit Beaver Creek

September 15, 2020 – Grass Valley, California – Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the “Corporation”) announces that it will participate in the 10th Annual Beaver Creek Precious Metals Summit which will take place over three days starting Tuesday September 15th and concluding Thursday, September 17th. Due to the impacts of the COVID-19 pandemic the event will take place as a virtual event.

Precious Metals Summit offers the premier event that brings together the community of institutional investors, sell-side representative, and corporate executives from senior precious metals companies to meet and network with some of the most prospective producers, explorers, and developers from around the globe.

Rise Gold CEO, Benjamin Mossman, will present Thursday September 17th at 10:45 AM EST and investors can register to view the webcast at the following link.

https://wsw.com/webcast/preciousmetals/rise.cn/

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Corporation’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine produced 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

333 Crown Point Circle, Suite 215

Grass Valley, CA, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Corporation believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, the impact of the COVID-19 virus and amendments to reporting and other applicable requirements as a result thereof, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.